Exhibit 10.6

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made effective as of May     , 2008 by and between ACCESS WORLDWIDE COMMUNICATIONS, INC. (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (the “Lender”).

BACKGROUND

A. Borrower and Lender previously entered into a certain Loan and Security Agreement dated August 8, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated November 15, 2007 (as amended, supplemented or restated from time to time, the “Loan Agreement”).

B. Borrower and Lender are entering into this Amendment to amend certain terms and conditions in the Loan Agreement.

C. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth therefor in the Loan Agreement.

NOW THEREFORE in consideration of the foregoing premises and intending to be legally bound, the parties hereto agree as follows:

1. Defined Terms. The following defined term in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin is equal to the percent per annum in excess of the Prime Rate as set forth in the following pricing matrix:

Level	Total Liabilities to Net Worth Ratio	Prime Rate +
Level I	<3.00	1.00%
Level II	≥3.00<3.50	1.25%
Level III	≥3.50	1.50%

From August 8, 2007 through November 15, 2007, the Applicable Margin for Advances under the Revolving Credit Facility shall be the Applicable Margin set forth for Level II in the above-described pricing matrix. From November 15, 2007 until Lender’s receipt of Borrower’s audited consolidated and consolidating financial statements for Borrower’s fiscal year ending December 31, 2008 (“Applicable Margin Initial Reset Date”) the Applicable Margin for Advances under the Revolving Credit Facility shall be the Applicable Margin set forth for Level III in the above-described pricing matrix. Thereafter, the Applicable Margin shall be based upon the ratio of Total Liabilities to Net Worth of Borrower and its Subsidiaries adjusted on a quarterly basis as reflected on the consolidated financial statements of Borrower and its Subsidiaries delivered to Lender pursuant to Section 15.3 and on the Borrower’s 10-Q Report delivered to Lender pursuant to Section 15.6 and the compliance certificates delivered to Lender pursuant to Section 15.10 for each fiscal quarter ending after the Applicable Margin Initial Reset Date, provided, however, if the consolidated financial statements or compliance certificates are not delivered at the time specified in Sections 15.3 and 15.10 below, then the Applicable Margin for the Loan shall be the highest Applicable Margin set forth above for the Loan during any period that Borrower is delinquent in the delivery of such consolidated financial statements and compliance certificates or, at the option of Lender, the Default Rate. The adjustment in the Applicable Margin, if any, shall be effective five (5) Business Days after the later of receipt by Lender of the consolidated financial statements of Borrower and its Subsidiaries delivered to Lender pursuant to Section 15.3 or the compliance certificates delivered to Lender pursuant to Section 15.10 below. There shall be no reduction in the Applicable Margin if a Default or an Event of Default has occurred and is continuing uncured and the Minimum Net Availability is less than $1,500,000.

Pledged Account means collectively those certain certificated and uncertificated certificates of deposit or money market accounts of Borrower held by or with Bank and any and all renewals, replacements and substitutions of such certificates of deposit and money market accounts.”

2. New Defined Terms. Section 1.1 of the Loan Agreement is hereby amended to add the following new defined terms:

“Investment Account means that certain investment account number AZD-590628 with M&T Securities and any and all replacement or substitution investment accounts.

Investment Account Control Agreement means that certain control agreement dated May     , 2008 by and among Borrower, Lender and M&T Securities, pursuant to which Lender’s security interest in the Investment Account is confirmed and Lender is granted control over such Investment Account.”

3. Borrowing Base. Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“2.3. Borrowing Base. The “Borrowing Base” as of the applicable date of determination shall be determined based upon the following advance rates and calculations:

(a) An advance rate of up to 85% of the Value of Borrower’s Eligible Accounts; plus

(b) An advance rate of up to 100% of the cash held in the Pledged Account with Lender; plus

(c) An advance rate of up to 100% of the cash held in the Investment Account with M&T Securities that is subject to the Investment Account Control Agreement; plus

(d) An advance rate of up to 75% of the eligible securities, including eligible Investment Property and eligible Financial Assets held in the Investment Account with M&T Securities that is subject to the Investment Account Control Agreement; minus

(e) All Reserves.

Percentages used from time to time in calculating the Borrowing Base are for the sole purpose of determining the maximum amount of Advances under the Revolving Credit Facility that may be outstanding from time to time under this Agreement and shall not be evidentiary of or binding upon Lender with respect to the market value or liquidation value of any Collateral. In the event that Lender has any questions regarding Borrower’s calculation of the Borrowing Base, funding of Advances under the Revolving Credit Facility shall be subject to a resolution of such questions to Lender’s satisfaction. Any request for an Advance under the Revolving Credit Facility which, if funded, would result in the unpaid balance of an Advance under the Revolving Credit Facility being in excess of the amount allowed by this Agreement may be declined by Lender in its sole discretion without prior notice.”

4. Borrower Sublimits. Section 2.4(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Borrower Sublimits. Borrower shall only be entitled to receive Advances under the Revolving Credit Facility based upon Availability determined by Borrower’s Eligible Accounts, the value of the cash in the Pledged Account and the value of the cash in the Investment Account.”

5. Pledged Account and Investment Account Withdrawals. Section 2.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“2.7 Pledged Account and Investment Account Withdrawals. Borrower may, from time to time, withdraw cash from the Pledged Account and/or the Investment Account, provided that:

(a) No Default or Event of Default has occurred or will occur as a result of such withdrawal;

(b) Borrower shall provide Lender with two (2) Business Days written notice of its intent to withdraw such cash together with projections setting forth Borrower’s anticipated use of such cash, satisfactory to Lender;

(c) Borrower shall deliver to Lender a Borrowing Base Certificate reflecting the aggregate amount of cash being withdrawn from such Pledged Account and/or such Investment Account;

(d) To the extent such withdrawal causes the Revolving Credit Facility Usage to exceed the Borrowing Base, Borrower shall pay to Lender in immediately available funds the amount by which the Revolving Credit Facility Usage exceeds the Borrowing Base;

(e) Lender shall have no obligation to make an Advance or release cash from the Pledged Account if such Advance or release would cause the Borrowing Base to exceed the Revolving Credit Facility Usage; and

(f) After such withdrawal, Borrower’s Minimum Net Availability is at least $2,000,000.”

6. Collateral Management Fee. Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.9 Collateral Management Fee. Borrower agrees to pay to Lender a monthly collateral management fee in the amount of $3,000, payable on the date hereof and on the first day of each calendar month thereafter, in advance, which fee shall be fully earned by Lender on the date that Lender makes the initial Advance and on the first day of each month thereafter.”

7. Security Interest. Pursuant to Section 9.1 of the Loan Agreement, Borrower previously granted to Lender a first priority, perfected security interest in all Personal Property of Borrower, including without limitation all of Borrower’s present and future Financial Assets and Investment Property. Borrower hereby acknowledges and agrees that the Investment Account constitutes a Financial Asset and/or Investment Property of Borrower. Borrower further hereby acknowledges and agrees that the Investment Account together with all Financial Assets or Investment Property credited to the Investment Account and all additions, substitutions, replacements, proceeds, income, dividends and distributions thereon are subject to the first priority, perfected security interest previously granted by Borrower in favor of Lender.

8. Fixed Charge Coverage Ratio. Lender agrees to waive defaults existing for the fiscal quarter ending March 31, 2008, with respect to the Fixed Charge Coverage Ratio covenant set forth in Section 14.1 of the Loan Agreement prior to its amendment pursuant hereto. Effective as of the date hereof, and at all times hereafter, Section 14.1 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

“14.1 Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than the ratios set forth below for the corresponding periods set forth below:

Period	Covenant
April 1, 2008 – September 30, 2008	1.00 to 1.00

April 1, 2008 – October 31, 2008	1.00 to 1.00

April 1, 2008 – November 30, 2008	1.00 to 1.00

April 1, 2008 – December 31, 2008	1.20 to 1.00

April 1, 2008 – January 31, 2009	1.20 to 1.00

April 1, 2008 – February 28, 2009	1.20 to 1.00

April 1, 2008 – March 31, 2009	1.20 to 1.00

Four quarters ending each fiscal quarter thereafter	1.20 to 1.00

Such Fixed Charge Coverage Ratio Covenant, shall be measured monthly, beginning with the fiscal months ending September 30, 2008 through March 31, 2009. After the fiscal months ending March 31, 2009, such Fixed Charge Coverage Ratio shall be measured quarterly, on a rolling four (4) quarter basis for the twelve (12) month period ending as of each applicable fiscal quarter.”

9. Cash Flow. Lender agrees to waive defaults existing for the calendar months ending February 29, 2008 and March 31, 2008 with respect to the Cash Flow covenant set forth in Section 14.2 of the Loan Agreement prior to its amendment pursuant hereto. Effective as of the date hereof, and at all times hereafter, Section 14.2 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

“14.2 Cash Flow. Borrower shall not permit the Cash Flow loss for Borrower and its Subsidiaries to be greater than the loss amounts set forth below for the corresponding periods as set forth below:

Period	Covenant
April 1, 2008 – April 30, 2008	($275,000)
April 1, 2008 – May 31, 2008	($316,000)
April 1, 2008 – June 30, 2008	($279,000)
April 1, 2008 – July 31, 2008	($201,000)
April 1, 2008 – August 31, 2008	($105,000)

Cash Flow will be measured monthly beginning with the calendar month ending April 30, 2008, and on a cumulative basis for each calendar month end thereafter.”

10. Waiver and Amendment Fee. In consideration of the waivers described in Sections 3 and 4 hereof and the amendments set forth herein, Borrower agrees to pay to Lender the sum of Fifteen Thousand Dollars ($15,000), which shall be payable in immediately available funds on the date hereof. Lender is irrevocably authorized to advance the sums necessary to pay such waiver fee to itself from the proceeds of an Advance under the Revolving Credit Facility or to debit Borrower’s Operating Account in an amount necessary to pay such waiver fee to itself.

11. Covenants and Representations and Warranties. Borrower hereby:

11.1 ratifies, confirms and agrees that the Loan Agreement, as amended by this Amendment, and all other Loan Documents are valid, binding and in full force and effect as of the date of this Amendment, and enforceable in accordance with their terms.

11.2 agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums owed or owing under the Loan Documents or the enforcement of any of the terms of the Loan Documents.

11.3 ratifies, confirms and continues all liens, security interests, pledges, rights and remedies granted to Lender in the Loan Documents and agrees that such liens, security interests and pledges shall secure all of the Obligations under the Loan Documents as amended by this Amendment.

11.4 represents and warrants that all representations and warranties in the Loan Documents are true and complete as of the date of this Amendment.

11.5 agrees that its failure to comply with or perform any of its covenants or agreements in this Amendment will constitute an Event of Default under the Loan Documents.

11.6 represents and warrants that no condition or event exists after taking into account the terms of this Amendment which would constitute an Event of Default (or will, upon the giving of notice or the passage of time, or both constitute an Event of Default).

11.7 represents and warrants that the execution and delivery of this Amendment by Borrower and all documents and agreements to be executed and delivered pursuant to this Amendment:

(a) have been duly authorized by all requisite corporate action of Borrower;

(b) will not conflict with or result in a breach of, or constitute a default (or with the passage of time or the giving of notice or both, will constitute a default) under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower’s Articles of Incorporation or By-laws, or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

(c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Lender.

12. Conditions. The obligation of Lender to enter into this Amendment is subject to the fulfillment, to the satisfaction of Lender, of each of the following conditions, and all agreements, documents and other items must be in form, content and in all other respects satisfactory to Lender in its sole discretion. Lender is not waiving a breach of any warranty or representation made by Borrower hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of the Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by the Lender.

12.1 Executed Documents. Borrower and all other required persons and entities will have executed and delivered to Lender this Amendment, the Investment Account Control Agreement and such other documents as the Lender may reasonably require.

12.2 Representations and Warranties. All representations and warranties of Borrower set forth in the Loan Documents shall be true at and as of the date hereof.

12.3 No Default. No condition or event shall exist or have occurred which would constitute a default or an Event of Default hereunder.

12.4 Other. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed or recorded.

13. Additional Documents; Further Assurances. Borrower covenants and agrees to execute and deliver to Lender, or to cause to be executed and delivered to Lender contemporaneously herewith, at the sole cost and expense of Borrower, any and all other documents, agreements, statements, resolutions, certificates, consents and information as Lender may require in connection with the matters or actions described herein. Borrower further covenants and agrees to execute and deliver to Lender, or to cause to be executed and delivered, at the sole cost and expense of Borrower, from time to time, any and all other documents, agreements, statements, certificates and information as Lender shall request to evidence or effect the terms hereof or to enforce or protect Lender’s rights. All of such documents, agreements, statements, certificates and information shall be in form and content acceptable to Lender in its sole discretion.

14. Certain Fees, Costs, Expenses and Expenditures. Borrower agrees to pay all of Lender’s costs and expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, costs, fees and expenses of counsel retained by Lender and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever Lender’s right to reimbursement under any of the Loan Documents.

15. No Novation. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Loan Agreement or any of the Loan Documents and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Lender in the Loan Documents.

16. No Waiver. Except as otherwise provided herein, nothing herein contained and no actions taken by Lender in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Lender under the Loan Documents. Nothing herein shall constitute a waiver by Lender of Borrower’s compliance with the terms of the Loan Documents, nor shall anything contained herein constitute an agreement by Lender to enter into any further amendments with Borrower.

17. Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the other Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

18. Binding Effect. This Amendment and all rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns and shall bind all Persons who become bound as a borrower or guarantor under the Loan Agreement.

19. No Third Party Beneficiaries. The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

20. Time of the Essence. Time is of the essence in the Borrower’s performance of its obligations hereunder.

21. Headings. The headings of the Sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

22. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Amendment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

23. Modifications. Any modification or amendment of this Amendment shall be in writing signed by the parties hereto.

24. Governing Law; Jurisdiction. This Amendment has been delivered to and accepted by Lender and shall be deemed to be made in the State of New York. This Amendment shall be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE LENDER MAINTAINS A BRANCH, AND CONSENTS THAT LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH IN THE LOAN AGREEMENT FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AMENDMENT SHALL PREVENT LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTRY, STATE OR FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Amendment.

25. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THAT BORROWER AND LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER SHALL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

26. Counterparts; Facsimile Signatures. This Amendment and any notice or communication under the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:

Name/Title:

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:

Name/Title:

CONSENT OF GUARANTOR

The undersigned, intending to be legally bound hereby acknowledges and agrees (i) to the terms of the foregoing Amendment, (ii) that the foregoing Amendment shall not in any way adversely affect or impair the obligations of the undersigned to Lender under that certain Surety Agreement dated August 8, 2007, from the undersigned to Lender (the “Surety Agreement”) or under any other documents executed in connection therewith or collateral thereto, and (iii) that such Surety Agreement and all other documents are hereby ratified, confirmed and continued as of this          day of May, 2008.

AWWC NEW JERSEY HOLDINGS, INC.

By:
Name/Title: